Exhibit 5.1

DILWORTH PAXSON LLP

November 9, 2004

Board of Directors
Arrhythmia Research Technology, Inc.
25 Sawyer Passway
Fitchburg, MA 01420

      Re:   Registration Statement on Form S-8

Gentlemen:

        We have acted as counsel for Arrhythmia Research Technology, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended, relating to the registration of 3,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), issued pursuant to the exercise of options granted under the Company’s 2001 Stock Option Plan (the “Plan”).

        We have examined the Certificate of Incorporation and By-Laws of the Company, minutes of the Board of Directors of the Company, copies of the Plan and the stock option, specimen certificates representing the Common Stock, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that:

        The Shares, when sold, will be validly issued, fully paid and nonassessable.

        We hereby consent to be named in the Registration Statement and the Prospectus included therein as attorneys who have passed upon legal matters in connection with the Shares offered thereby under the caption “Legal Matters.”

        We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Dilworth Paxson LLP
Dilworth Paxson LLP